Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Amendment No.4 to Form F-1 No. 333-276163) and related Prospectus of Aspen Insurance Holdings Limited for the registration of ordinary shares, and to the inclusion therein of our report dated April 1, 2024, with respect to the consolidated financial statements of Aspen Insurance Holdings Limited, included in the Registration Statement and related Prospectus.
/s/ Ernst & Young LLP
London, United Kingdom
March 20, 2025